Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2015 Stock Option and Incentive Plan of our report dated July 1, 2015, with respect to the combined financial statements of Aytu BioScience, Inc. for the years ended June 30, 2014 and 2013, included in its Registration Statement on Form S-1 (File No. 333-205414), filed with the Securities and Exchange Commission on July 1, 2015.

/s/ EKS&H LLLP

Denver, Colorado

July 2, 2015